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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2026

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-9390	95-2698708
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9357 Spectrum Center Blvd, San Diego, CA 92123
(Address of principal executive offices) (Zip Code)

(858) 571-2121
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JACK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01. Entry into a Material Definitive Agreement.

On September 17, 2026, Jack in the Box Inc. (the "Company") entered into a First Amendment to the Nomination and Cooperation Agreement (the "First Amendment") with GreenWood Investors, LLC ("GreenWood"). The First Amendment amends the Nomination and Cooperation Agreement, dated November 3, 2025, between the Company and GreenWood. The First Amendment extends the term of the cooperation agreement through the nomination window for the Company's 2028 annual meeting of stockholders and continues certain standstill, voting and other provisions contained in the cooperation agreement.

In addition, pursuant to the First Amendment, the Company agreed that the size of its Board of Directors (the “Board”) will not exceed nine directors during the covered period without GreenWood's prior written consent. If the Board seeks to add a director during the covered period, the Company will notify GreenWood as early as practicable and consult with GreenWood in good faith regarding such prospective director prior to appointment or nomination. The Company also agreed to use its best efforts to hold an investor event no later than June 30, 2027 and to consult with GreenWood in good faith regarding the scheduling and agenda for such event. Further, subject to a confidentiality agreement between the parties, the Company agreed to provide GreenWood with advance copies of materials intended to be used at such investor event and certain other investor presentations before public release and to consider in good faith any comments provided by GreenWood. The First Amendment expressly provides that GreenWood has no approval rights with respect to such materials and no right to require the Company to delay the public release thereof.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Effective September 17, 2026, the Board of the Company appointed Rachel Ruggeri to serve as an independent director of the Company.

Ms. Ruggeri, age 56, most recently served as Executive Vice President and Chief Financial Officer of Starbucks Corporation. Additional biographical information concerning Ms. Ruggeri will be included in the Company's proxy statement for its 2027 Annual Meeting of Stockholders.

Ms. Ruggeri was appointed to the Board in connection with discussions between the Company and GreenWood pursuant to the Nomination and Cooperation Agreement, as amended. Other than such agreement, there is no arrangement or understanding between Ms. Ruggeri and any other person pursuant to which she was selected as a director. There are no transactions involving Ms. Ruggeri requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Ruggeri will participate in the Company's standard non-employee director compensation program, as previously disclosed in the Company's proxy statement.

Retirement of Director

On September 17, 2026, Michael Murphy notified the Company that he will not stand for re-election to the Board of Directors at the Company's 2027 Annual Meeting of Stockholders and will retire from the Board upon the expiration of his current term at that meeting. Mr. Murphy's decision not to stand for re-election is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies, or practices.

Item 7.01 Regulation FD Disclosure.

On September 21, 2026, the Company issued a press release announcing the appointment of Rachel Ruggeri to the Board, the planned retirement of Michael Murphy from the Board, and the extension of the Company's Nomination and Cooperation Agreement with GreenWood. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1	First Amendment to Nomination and Cooperation Agreement, dated September 17, 2026
99.1	Press Release of Jack in the Box Inc. dated September 21, 2026

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JACK IN THE BOX INC.

September 21, 2026	/s/ Mark King
Mark King
Executive Chairman and Interim Chief Executive Officer